Exhibit 99.1

Contact:

Steven H. Benrubi

(949) 699-3947

THE WET SEAL, INC. ANNOUNCES OCTOBER COMPARABLE STORE SALES DECLINED 7.6%

CONTINUES PROGRESSIVE SALES TREND IMPROVEMENT

UPDATES THIRD QUARTER EPS GUIDANCE TO BE AT HIGH END OF RANGE

FOOTHILL RANCH, CA, November 1, 2012 — The Wet Seal, Inc. (Nasdaq: WTSLA), a leading specialty retailer to young women, reported net sales and comparable store sales for the four-week period ended October 27, 2012, or fiscal October, and the fiscal third quarter ended October 27, 2012, as follows:

Fiscal October

	Net Sales		Comparable Store Sales % Change
	$ in Millions	% Change From Last Year	This Year	Last Year
Wet Seal	$33.0	-3.6%	-6.9%	-9.9%
Arden B	5.5	-13.4%	-11.5%	-8.6%

Total	$38.5	-5.1%	-7.6%	-9.7%

Fiscal Third Quarter

	Net Sales		Comparable Store Sales % Change
	$ in Millions	% Change From Last Year	This Year	Last Year
Wet Seal	$117.9	-10.2%	-13.5%	-0.1%
Arden B	17.6	-15.7%	-13.8%	-6.3%

Total	$135.5	-10.9%	-13.5%	-0.9%

E-commerce sales, which are not included in comparable store sales, increased 9.8% and 8.7% in fiscal October and the fiscal third quarter, respectively.

The Company today issued the following statement:

“Our October comparable store sales were in line with expectations as adjustments to the assortment contributed to sequential improvement in sales trends.

“At quarter-end, we estimate total inventory dollars per square foot were up 3% to the prior year, with Wet Seal up 5% and Arden B down 7%. We have been focused on re-merchandising our Wet Seal stores for the fourth quarter in an effort to regain our core customer. We remain on track to clear our older inventory by early to mid-fourth quarter. In addition, we believe the merchandise assortment planned for this time period will align with the tastes of our long-time customer base.

“We now estimate our loss per diluted share, before the effect of non-cash asset impairment charges, will be $0.13, which is the high end of our initial guidance range of a loss per diluted share of $0.13 to $0.16. We are evaluating several Wet Seal and Arden B stores for potential non-cash asset impairments. Asset impairment charges were not included in prior guidance and, if incurred, would increase our loss per diluted share for the quarter.”

About The Wet Seal, Inc.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of October 27, 2012, the Company operated a total of 553 stores in 47 states and Puerto Rico, including 472 Wet Seal stores and 81 Arden B stores. The Company’s products can also be purchased online at www.wetseal.com or www.ardenb.com. For more Company information, visit www.wetsealinc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company’s estimated third quarter earnings per share and inventory levels, near-term merchandising actions and expectations for an improved inventory assortment during its fiscal fourth quarter, as well as the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SOURCE: The Wet Seal, Inc.